     As filed with the Securities and Exchange Commission on June 7, 2002


                                         Registration Statement No. 333 -_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            Registration Statement Under the Securities Act of 1933

                                eDiets.com, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

 Delaware                                             56-0952883
 --------                                             ----------
 (State or other jurisdiction                         (I.R.S. Employer
 of incorporation or organization)                    Identification No.)

                          3801 W. Hillsboro Boulevard
                         Deerfield Beach, Florida 33442
               (Address of Principal Executive Offices, Zip Code)

                       eDiets.com, Inc. Stock Option Plan
               (As Amended and Restated Effective April 1, 2002)
                            (Full Title of the Plan)

                                David R. Humble
                                eDiets.com, Inc.
                          3801 W. Hillsboro Boulevard
                         Deerfield Beach, Florida 33442
                    (Name and Address of Agent For Service)
                                 (954) 360-9022
         (Telephone Number, Including Area Code, of Agent For Service)

                          COPIES OF COMMUNICATIONS TO:

                             Helen R. Franco, Esq.
                             Edwards & Angell, LLP
                         One North Clematis, Suite 400
                         West Palm Beach, Florida 33401

                        CALCULATION OF REGISTRATION FEE

Title of Securities                                    Proposed maximum              Proposed maximum              Amount of
to be registered            Amount to be registered    offering price per share (1)  aggregate offering price (1)  registration fee
=========================  ==========================  ============================  ============================  ================
Common Stock, $.001 par
value per share.................  4,100,000(2)                     $1.65                        $6,765,000             $622.38

(1) The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price of the common stock, par value $.001 per share (the "Common Stock"), of eDiets.com, Inc. as reported on the Nasdaq OTC Bulletin Board on May 31, 2002.

(2) This registration statement also relates to such indeterminate number of additional shares of Common Stock as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchange of shares or other similar events.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933, as amended, and Rules 456 and 462 promulgated thereunder.

This registration statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the eDiets.com, Inc. Stock Option Plan (the "Original Plan") is effective. Accordingly, pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-48996 registering shares under the Original Plan filed with the Securities and Exchange Commission on October 31, 2000 are incorporated herein by reference.

Pursuant to the terms of the Original Plan, effective as of April 1, 2002, the Board of Directors of eDiets.com, Inc. (the "Company") adopted the eDiets.com, Inc. Stock Option Plan (As Amended and Restated Effective April 1, 2002) (the "Amended and Restated Plan"). The Company's stockholders approved the Amended and Restated Plan as of May 23, 2002.

Item 8.   Exhibits.

     A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is hereby incorporated by reference herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Deerfield Beach, state of Florida, on June 7, 2002.

                         eDiets.com, Inc.

                         By:  /s/ David R. Humble
                             ------------------------------------
                            David R. Humble, Chairman of the Board and
                            Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We the undersigned officers and directors of eDiets.com, Inc., hereby severally constitute and appoint David R. Humble or Robert T. Hamilton, or either one of them, our true and lawful attorneys and agents, to do any and all acts and things and to execute any and all instruments which said attorneys and agents may deem necessary and advisable to enable eDiets.com, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including, specifically, but without limitation, to sign for us in our names in the capacities indicated below, this registration statement, any and all amendments and exhibits to this registration statement, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:


             SIGNATURE                                      TITLE                                   DATE
             ---------                                      -----                                   ----
/s/ David R. Humble
------------------------------------
David R. Humble                       Chairman of the Board and Chief Executive Officer   June 7, 2002
                                      (Principal Executive Officer)

/s/ Robert T. Hamilton
------------------------------------
Robert T. Hamilton                    Chief Financial Officer (Principal Financial and    June 7, 2002
                                      Accounting Officer)
/s/ Isaac Kier
------------------------------------
Isaac Kier                            Director                                            June 7, 2002

/s/ Matthew Gohd
------------------------------------
Matthew Gohd                          Director                                            June 7, 2002

/s/ James M. Meyer
------------------------------------
James M. Meyer                        Director                                            June 7, 2002

/s/ Lee S. Isgur
------------------------------------
Lee S. Isgur                          Director                                            June 7, 2002

                                 EXHIBIT INDEX

EXHIBIT
NUMBER        EXHIBIT
------        --------

5             Opinion of Edwards & Angell, LLP

23.1          Consent of Ernst & Young LLP

23.2          Consent of Edwards & Angell, LLP (included in Exhibit 5)

24            Power of Attorney (included in signature page)

99 eDiets.com, Inc. Stock Option Plan (As Amended and Restated Effective April 1, 2002)